Exhibit 99.1

Contacts:	Investor Relations	Media Relations
	Derrick Nueman	Steve Wymer
	408-519-9677	408-519-9254
	dnueman@tivo.com	swymer@tivo.com
TIVO TO ACQUIRE DIGITALSMITHS,
A LEADING CLOUD-BASED CONTENT DISCOVERY SERVICE
•Accelerates TiVo’s evolution to a device and UI independent cloud-based Software-as-a-Service, yielding a significant expansion in market opportunity for TiVo.
•Digitalsmiths’ cloud-based service allows Pay-TV operators to deliver an advanced user experience integrating search, recommendations, discovery and browsing across a variety devices including iOS, Android, Roku, Xbox, PlayStation, Kindle and multiple set-top boxes
•Digitalsmiths has relationships with 7 of the top 10 US Pay-TV operators, reaching 64% of US Pay-TV households; Pay-TV Customers currently 10% penetrated and expected to grow to over 50% penetration in the next few years
•Digitalsmiths is experiencing rapid growth in transaction volume. The company’s cloud service handled 90 million transactions in July 2013, growing to almost 150 million in December 2013
•High growth opportunity; Digitalsmiths revenue has experienced rapid revenue growth since launching its Seamless Discovery service; Anticipate positive Adjusted EBITDA contribution in Fiscal 2015 (begins February 1, 2014); Expect continued rapid growth in revenue and Adjusted EBITDA as well as material contribution to TiVo’s financials in Fiscal 2016
•TiVo will pay $135 million in cash for Digitalsmiths
•Separately, TiVo announces it has increased its stock repurchase authorization by $100 million; Intends to repurchase $100 million in first quarter Fiscal 2015
SAN JOSE, CA - January 29, 2014 -- TiVo Inc. (NASDAQ: TIVO), a leader in the advanced television market, today announced that it will acquire Digitalsmiths, the Pay-TV industry’s most broadly adopted cloud-based content discovery and recommendation service. Digitalsmiths offers personalized video search, recommendations and browsing, social trending, and mood-based discovery which can be used to instantly connect consumers to the most relevant movies, TV shows and live events available, at any time, on any screen including set-top boxes, tablets, smart phones, computers and gaming consoles. Digitalsmiths currently works with 46 blue‐chip U.S. and international Service Providers including seven of the top 10 Pay-TV operators in the United States, Content Providers and Consumer Electronic Manufacturers.
“The Digitalsmiths acquisition opens new opportunities to commercialize and deploy TiVo’s cloud based services and technologies to operators, in an extremely cost effective way that can be offered either independently or in conjunction with TiVo’s renowned user interface,” said Tom Rogers, CEO and President of TiVo. “Additionally, Digitalsmiths contributes expertise, data opportunities, and approaches that complement and extend TiVo's extensive work in advanced television to customers seeking search, recommendations, and portability. Our acquisition of Digitalsmiths will expand TiVo’s role with Tier-one U.S. Service Providers through its significant relationships with the 7 of the top ten 10 U.S. Pay-TV providers, which serve 64% of the country’s Pay-TV households. Finally, we believe Digitalsmiths’ revenue growth trajectory and attractive margin structure can help accelerate TiVo’s long-term Adjusted EBITDA growth.”
“The Digitalsmiths team is excited to be part of TiVo,” said Ben Weinberger, CEO and co-founder of Digitalsmiths. “Both Digitalsmiths and TiVo share an acute focus to improve the consumers' viewing experience, and we understand the importance of the ‘service’ or ‘cloud’ to achieve this goal through next generation personalized video discovery solutions. “I look forward to working as part of the TiVo team to provide a best-in-class product set to service providers, consumer electronics manufacturer’s and content providers.”
“TiVo values our core mission of providing superior personalized video discovery experiences for our customers and partners,” said Matt Berry, COO/CTO and co-founder of Digitalsmiths.  “TiVo’s acquisition of Digitalsmiths underscores the robust technology and deep customer base Digitalsmiths powers. We are confident joining forces with TiVo profoundly enhances our ability to seamlessly deliver industry leading video discovery solutions that drive superior customer satisfaction and better usage metrics for video services.”
Working with leading service providers, content providers, and consumer electronics manufacturers, Digitalsmiths has revolutionized the dynamics of video discovery by delivering unified, personalized experiences that instantly connect consumers with the most relevant video content available, at any time, on any screen. Seamless Discovery, Digitalsmiths’ core product, delivers superior personalized discovery experiences that drive higher consumer engagement and satisfaction, helping video service providers increase average revenue per customer and decrease customer churn. Additionally, Seamless Discovery adapts to each user’s constantly changing viewing preferences in real-time, ensuring a personalized experience that is relevant and effective in any discovery context at any particular time.
Digitalsmiths Key Statistics
•Powers 7 of the top 10 US operators that serve 64 million homes in the U.S.
•Digitalsmiths powers 46 domestic and international customers and partners including Foxtel, Sharp, Univision, zeebox and i.TV.
•Currently Digitalsmiths Seamless Discovery platform is licensed to Service Providers and other providers that service more than 100 million households worldwide.
•Digitalsmiths TV Everywhere video discovery solutions are deployed on more platforms than any other solution including: iOS, Android, Roku, Xbox, PlayStation, Kindle and multiple set-top boxes.
•Digitalsmiths is experiencing rapid growth in transaction volume. The company’s cloud service handled 90 million transactions in July 2013, growing to almost 150 million in December 2013.
•In October 2013, Digitalsmiths was named to the Streaming Media 100, an exclusive list of companies powering the most interesting, innovative and important work in online video.
•Continued growth of the world’s largest database of proprietary scene-level, time-based and mood metadata now totaling over 11 million data sets. The database delivers an incredible level of accuracy and detail to Digitalsmiths personalized video discovery products.
During Calendar Year 2013, Digitalsmiths experienced rapid growth in both its user base and revenue. TiVo anticipates continued rapid growth from increased penetration within Digitalsmiths’ current customer base and through new customer wins. Digitalsmiths’ current user base represents about 10% of the total potential user base licensed under its current contracts. TiVo expects the active user base to grow to over 50% penetration in the next few years. These factors should drive significant double-digit revenue growth rates for Digitalsmiths for the next several years. Additionally, the highly efficient nature of Digitalsmiths’ SaaS offering should drive strong margins and a material contribution to TiVo’s overall Adjusted EBITDA in Fiscal Year 2016. Further, TiVo expects Digitalsmiths to be Adjusted EBITDA positive in Fiscal 2015 (begins February 1, 2014). Additionally, TiVo will have access to more than $20 million of Digitalsmiths NOLs as well as Digitalsmiths’ intellectual property. TiVo plans to provide additional details on the transaction when it reports its fourth quarter fiscal year 2014 results.
Under the terms of the deal, TiVo will pay $135 million in cash, subject to a working capital adjustment. The transaction, which is subject to customary closing conditions, is expected to close in the first quarter of Fiscal 2015.
Separately, TiVo announced that it has increased its current stock repurchase authorization by $100 million, giving the company approximately $186 million of unused repurchase capacity as of the current date. In conjunction with this increased authorization, TiVo intends to repurchase $100 million during the first quarter of Fiscal 2015 (after it can either modify its existing 10b5-1 plan or enter into an accelerated stock repurchase program).
About TiVo Inc.
Founded in 1997, TiVo Inc. (Nasdaq: TIVO - News) developed the first commercially available digital video recorder (DVR).  TiVo offers the TiVo service and TiVo DVRs directly to consumers online at www.tivo.com and through third-party retailers.  TiVo also distributes its technology and services through solutions tailored for cable, satellite, and broadcasting companies. Since its founding, TiVo has evolved into the ultimate single solution media center by combining its patented DVR technologies and universal cable box capabilities with the ability to aggregate, search, and deliver millions of pieces of broadband, cable, and broadcast content directly to the television. An economical, one-stop-shop for in-home entertainment, TiVo's intuitive functionality and ease of use puts viewers in control by enabling them to effortlessly navigate the best digital entertainment content available through one box, with one remote, and one user interface, delivering the most dynamic user experience on the market today.  TiVo also continues to weave itself into the fabric of the media industry by providing interactive advertising solutions and audience research and measurement ratings services to the television industry.
TiVo and the TiVo Logo are trademarks or registered trademarks of TiVo Inc. or its subsidiaries worldwide. © 2013 TiVo Inc. All rights reserved. All other trademarks are the property of their respective owners.
About Digitalsmiths
Digitalsmiths serves customers across all media channels and devices. Digitalsmiths is based in Research Triangle Park, North Carolina and is privately held. Digitalsmiths investors include .406 Ventures, Aurora Funds, Chrysalis Ventures, Cisco and Technicolor. To learn more visit www.Digitalsmiths.com.
As used in this press release, the term Adjusted EBITDA has the same meaning as defined in TiVo's earnings release dated November 26, 2013.
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo's and Digitalsmiths’ future business and growth strategies including future penetration of existing customer subscriber bases and new customer acquisitions and financial expectations related to the Digitalsmiths acquisition, including future revenues, margins, and Adjusted EBITDA performance and the amount of NOLs available to TiVo in the future from this acquisition. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, risks that the closing conditions related to the acquisition of Digitalsmiths are not satisfied, our inability to achieve the synergies expected from the Digitalsmiths acquisition, issues with the integration of Digitalsmiths, including costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual or employment issues, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2013, our Quarterly Reports on Form 10-Q for the periods ended April 30, 2013, July 31, 2013, and October 31, 2013, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.